Exhibit 99.1

URBAN OUTFITTERS, INC.

Sales Update

Philadelphia, PA – September 6, 2018

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN Provides Sales Update Prior to Goldman Sachs Conference

PHILADELPHIA, PA, September 6, 2018 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of Anthropologie, BHLDN, Free People, Terrain and Urban Outfitters brands and the Food and Beverage division, today announced Retail segment comparable net sales thus far during the third quarter of fiscal 2019 of 10% as of September 3, 2018.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 247 Urban Outfitters stores in the United States, Canada, and Europe and websites; 228 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 135 Free People stores in the United States and Canada, catalogs and websites and 12 Food and Beverage restaurants, as of August 31, 2018. Free People and Anthropologie Group wholesale sell their products through approximately 2,100 department and specialty stores worldwide, third-party websites and the Company’s own retail stores.

Urban Outfitters, Inc. will participate in the Goldman Sachs 25th Annual Global Retailing Conference to be held at The Plaza Hotel, in New York, NY September 5-6, 2018. Management is scheduled to host a “Fireside Chat” on Thursday September 6, 2018 at 8:50 am ET, which will be webcast live and available in the Investor Relations section of the Company’s website at www.urbn.com.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, any effects of war, terrorism, and civil unrest, natural disasters or severe or unseasonable weather conditions, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with internet sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate, the impact of the U.S. Tax Cuts and Jobs Act, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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